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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 113 to the Registration Statement (Form N-1A) (No. 2-10765) of Delaware Group Equity Funds I of our reports dated December 6, 2002, included in the 2002 Annual Reports to shareholders.


                                               /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 26, 2002